EXHIBIT 99.1
Predix Pharmaceuticals Announces Collaboration for Development of S1P1 Modulators for the Treatment of Autoimmune Diseases
Total Payments to Predix Could Exceed $300 Million;
Predix Has Option to Co-promote In a Selected Indication
LEXINGTON, Mass., July 31, 2006 — Predix Pharmaceuticals, which recently announced a definitive agreement to merge with EPIX Pharmaceuticals (NASDAQ: EPIX), announced today that it has entered into an exclusive collaboration and licensing agreement with Amgen for the development of novel, orally available S1P1 modulators for the treatment of multiple autoimmune diseases.
Under the terms of the agreement, Predix and Amgen will collaborate on the development of existing Predix preclinical compounds and new S1P1 modulators. Amgen will be responsible for clinical development and commercialization of the product candidate(s). Predix will receive an upfront payment of $20 million. Additionally, if certain clinical, regulatory and sales milestones are achieved, Predix can earn up to an additional $287.5 million in milestone payments. Under the agreement, Predix will have the opportunity to receive potential double-digit royalties on future sales of products resulting from this collaboration and will have the option to promote a product resulting from this collaboration to specialty physicians in the U.S. for a selected indication.
“Amgen is recognized as an industry leader in the research, development and commercialization of therapies for autoimmune and inflammatory diseases,” stated Chen Schor, chief business officer of Predix. “We are very pleased to enter into this collaboration and look forward to working with Amgen. This collaboration provides Predix with the option to transform into a fully integrated pharmaceutical company by exercising our co-promote option with Amgen. This deal comes as we are in the process of finalizing our merger with EPIX and will further enable the combined company to pursue this research program along with our other development programs.”
Sharon Shacham, Ph.D., vice president of preclinical development at Predix added, “The goal of this collaboration is to leverage both Amgen’s and Predix’s expertise in autoimmune research. We believe that combining Predix’s S1P1 program with Amgen’s assets and capabilities will lead to new therapies that will more effectively treat a variety of autoimmune disorders.”
About S1P1 Modulators
Predix’s preclinical-stage S1P1 agonists are potent and selective for S1P1 over other S1P receptors and many other GPCRs, potentially providing an improved side effect profile in the clinic compared to currently available immunosuppressive drugs. S1P1 is one of at least five different GPCRs that are activated by the phospholipid Sphingosine-1-phosphate (S1P). These GPCRs play a role in multiple biological processes, including immune system activation and cardiovascular function. Compounds which activate the S1P1 receptor, called S1P1 agonists, have been shown to induce peripheral lymphopenia, which is a reduction in circulating lymphocytes in the blood. Instead of inactivating lymphocytes and hampering the immune response entirely like conventional immunosuppressive drugs, S1P1 agonists appear to work by temporarily maintaining lymphocytes in the lymphatic system (e.g., lymph nodes). This mechanism of action has been suggested to be beneficial in a variety of autoimmune disorders, such as multiple sclerosis, rheumatoid arthritis, inflammatory bowel disease and rejection of transplanted organs.

About Autoimmune Diseases
Autoimmune diseases afflict millions of Americans. There are many different autoimmune diseases. Some examples are multiple sclerosis, type 1 diabetes, and rheumatoid arthritis. Autoimmune diseases can each affect the body in different ways. For instance, the autoimmune reaction is directed against the brain in multiple sclerosis and the intestines or gastrointestinal tract in Crohn’s disease. In other diseases, such as lupus, affected tissues and organs may vary among individuals with the same disease.
About Predix Pharmaceuticals Holdings, Inc.
Predix, based in Lexington, MA, is a pharmaceutical company focused on the discovery and development of novel, highly selective, small-molecule drugs that target G-Protein Coupled Receptors (GPCRs) and ion channels. Using its proprietary drug discovery technology and approach, Predix has advanced four internally-discovered drug candidates into clinical trials and has five additional programs in preclinical development and discovery. Predix is expected to complete the first of at least two pivotal Phase III clinical trials for generalized anxiety disorder for its lead drug candidate, PRX-00023, in the second half of 2006. In addition to PRX-00023, Predix has three other clinical-stage drug candidates: PRX-03140 for the treatment of Alzheimer’s disease, which is expected to enter Phase IIa later this year; PRX-08066 for the treatment of pulmonary hypertension (PH) and PH associated with chronic obstructive pulmonary disease, which recently entered a Phase II trial; and, PRX-07034, which recently entered a Phase I trial and is expected to be developed for the treatment of obesity and also cognitive impairment associated with Alzheimer’s disease or schizophrenia. Additional information about Predix can be found on the company’s website at www.predixpharm.com.
Additional Information About the Merger And Where To Find It
EPIX has filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement/prospectus in connection with the proposed merger with Predix Pharmaceuticals. Investors and security holders are advised to read the joint proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed merger, because it contains important information about EPIX, Predix and the proposed transaction and other related matters. The joint proxy statement/prospectus has been mailed to stockholders of EPIX and Predix seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and any amendments or supplements thereto (when they are available) and other documents filed by EPIX at the Securities and Exchange Commission’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free by directing such request to EPIX Pharmaceuticals, Inc., 161 First Street, Cambridge, Massachusetts, Attn: Investor Relations, tel: (617) 250-6000; e-mail: ahedison@epixpharma.com or Predix Pharmaceuticals Holdings, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attn: Investor Relations, tel: (781) 372-3260; e-mail: investors@predixpharm.com.
EPIX and Predix and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that EPIX and Predix directors and executive officers have in the merger is included in the registration statement containing the joint proxy statement/prospectus filed with the Securities and Exchange Commission and available free of charge as indicated above. Information regarding EPIX’s executive officers and directors is also available in EPIX’s Form 10-K, as amended, for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 1, 2006 and amended on April 28, 2006. You can obtain free copies of these documents using the contact information above.

Safe Harbor Statement
Certain statements in this news release concerning Predix’s business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those relating to the expected future development of Predix’s preclinical compounds for its S1P1 program, the ability of Predix to realize certain benefits under its strategic agreement with Amgen, as well as the timing and results of future clinical development of Predix’s drug candidates and their potential efficacy, safety and tolerability. Any or all of the forward-looking statements in this press release can be affected by inaccurate assumptions Predix might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Predix undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.
CONTACTS:
Andrea L. Johnston, Pure Communications
(910) 681-1088
Sheryl Seapy, Pure Communications
(949) 608-0841